                                                      Registration No. 333-

     As filed with the Securities and Exchange Commission on March 23, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ---------------------
                        CORN PRODUCTS INTERNATIONAL, INC.
             (Exact Name Of Registrant As Specified In Its Charter)

            DELAWARE                                     22-3514823
  (State or Other Jurisdiction of             (IRS Employer Identification No.)
   Incorporation or Organization)

             6500 SOUTH ARCHER AVENUE, BEDFORD PARK, ILLINOIS 60501
             (Address of Principal Executive Offices)    (Zip Code)

          CORN PRODUCTS INTERNATIONAL, INC. RETIREMENT SAVINGS PLAN and
 CORN PRODUCTS INTERNATIONAL, INC. RETIREMENT SAVINGS PLAN FOR HOURLY EMPLOYEES
                            (Full Title of the Plans)

                                 MARCIA E. DOANE
             Vice President, General Counsel and Corporate Secretary
                        Corn Products International, Inc.
                            6500 South Archer Avenue
                          Bedford Park, Illinois 60501
                     (Name and Address of Agent For Service)

                                 (708) 563-2400
          (Telephone Number, Including Area Code, of Agent For Service)


                          ----------------------------



                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                             Proposed Maximum
 Title Of Securities To        Amount To Be        Offering Price Per         Proposed Maximum         Amount Of
      Be Registered             Registered                Share           Aggregate Offering Price  Registration Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par     1,000,000  shares (1)      $2,434,375(2)            $24,343,750(2)           $6,426.75
value (3)
---------------------------------------------------------------------------------------------------------------------



(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(2) Estimated pursuant to Rule 457(h)(1) solely for the purpose of calculating the registration fee. Estimate based on the average of the high and low share prices reported on the New York Stock Exchange for March 20, 2000.
(3) Includes 1,000,000 associated rights ("Rights") to purchase 1/100 of a share of Series A Junior Participating Preferred Stock, par value $.01 per share. Rights initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Corn Products International, Inc. (the "Company" or the "Corporation") are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998 filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                  (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999 filed under the Exchange Act;

                  (c) The Company's Current Reports on Forms 8-K and 8-K/A filed under the Exchange Act on February 2, 1999, February 16, 1999 and August 27, 1999;

                  (d) The description of the common stock, par value $.01 per share, of the Company which is contained in the Company's Report on Form 8-A, dated December 17, 1997, and filed with the Commission;

                  (e) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1998; and

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in summary, that directors and officers of Delaware corporations such as the Company are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Article VII of the Company's Amended By-laws entitles officers, directors and controlling persons of the Company to indemnification to the full extent permitted by Section 145 of DGCL, as the same may be supplemented or amended from time to time.

         Article VII of the Company's By-laws provides:

                                 INDEMNIFICATION

                  Section 1. Each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, she, or a person for whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such service; provided, however that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by him or her only if such proceeding was authorized by the Board of Directors, either generally or in the specific instance. The right to indemnification shall include the advancement of expenses incurred in defending any such proceeding in advance of its final disposition in accordance with procedures established from time to time by the Board of Directors; provided, however, that, if the Delaware General Corporation Law so requires, the director, officer or employee shall deliver to the Corporation an undertaking to repay all amounts so advanced if it shall ultimately be determined that he or she is not entitled to be indemnified under this Article or otherwise.

                  Section 2. The rights of indemnification provided in this Article shall be in addition to any rights to which any person may otherwise be entitled by law or under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise. Unless otherwise provided when authorized or ratified, such rights shall continue as to any person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators, and shall be applicable to proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof.

                  Section 3. The Corporation may purchase and maintain insurance to protect any person against any liability or expense asserted against or incurred by such person in connection with any proceeding, whether or not the Corporation would have the power to indemnify such person against such liability or expense by law or under this Article or otherwise. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such sums as may become necessary to effect indemnification as provided herein.

         The Company has entered into separate indemnification agreements with directors and officers of the Company, pursuant to which the Company will indemnify such directors and officers to the fullest extent permitted by Delaware law and the Company's Amended By-laws, as the same may be amended from time to time.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED.

         Not Applicable.


ITEM 8.  EXHIBITS.

EXHIBIT
  NO.         DESCRIPTION

   4(a) Certificate of Incorporation of the Company, as amended (incorporated by reference to the Company's Registration Statement on Form 10, as amended (File No. 1-13397)).

   4(b) Amended By-laws of the Company (incorporated by reference to the Company's Registration Statement on Form 10, as amended (File No. 1-13397)).

   4(c) Rights Agreement, dated as of November 19, 1997, between the Company and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to the Company's Registration Statement on Form 8-A (File No. 1-13397)).

   4(d) Corn Products International, Inc. Retirement Savings Plan (incorporated by reference to the Company's Registration Statement on Form S-8 filed with the Commission on December 30, 1997 (File No. 333-43479)).

   4(e) Amendments to Corn Products International, Inc. Retirement Savings Plan (incorporated by reference to the Company's Registration Statement on Form S-8 filed with the Commission on February 1, 1999 (File No. 333-71573)).

   4(f) Corn Products International, Inc. Retirement Savings Plan for Hourly Employees (incorporated by reference to the Company's Registration Statement on Form S-8 filed with the Commission on February 1, 1999 (File No. 333-71573)).

 *23(a)      Consent of KPMG LLP.

 *24         Powers of Attorney contained on signature page hereto.
------------------------

*Filed herewith

ITEM 9.  UNDERTAKINGS.


         (a)  The registrant hereby undertakes:


                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remained unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (d) The undersigned registrant hereby undertakes to comply in a timely manner with any changes to the Corn Products International, Inc. Retirement Savings Plan and the Corn Products International, Inc. Retirement Savings Plan for Hourly Employees required by the Internal Revenue Service (the "IRS") in order to obtain a favorable determination letter from the IRS in a timely manner.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mexico, Federal District, Republic of Mexico on this 22nd day of March, 2000.

                                   CORN PRODUCTS INTERNATIONAL, INC.


                                   By:   /s/ Konrad Schlatter
                                      --------------------------------------
                                         Konrad Schlatter
                                         Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 22, 2000:


             SIGNATURE                                      TITLE(S)
 /s/ Konrad Schlatter
--------------------------------      Chairman, Chief Executive Officer and Director
     Konrad Schlatter

 /s/ Samuel C. Scott
--------------------------------      President, Chief Operating Officer and Director
     Samuel C. Scott

 /s/ James W. Ripley
--------------------------------      Vice President-Finance and Chief Financial Officer
     James W. Ripley                  (principal financial and accounting officer)

            *
--------------------------------      Director
     Ignacio Aranguren-Castiello

            *
--------------------------------      Director
     Alfred C. DeCrane, Jr.

            *
--------------------------------      Director
     William C. Ferguson

            *
--------------------------------      Director
     Guenther E. Greiner

            *
--------------------------------      Director
     Ronald M. Gross

            *
--------------------------------      Director
     Richard G. Holder

            *
--------------------------------      Director
     Bernard H. Kastory

            *
--------------------------------      Director
     William S. Norman

            *
--------------------------------      Director             * By:  /s/ Marcia E. Doane
     Clifford B. Storms                                         -------------------------------
                                                                Attorney-in-Fact

         The Corn Products International, Inc. Retirement Savings Plan. Pursuant to the requirement of the Securities Act of 1933, as amended, the Plan administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford Park, State of Illinois, on this 22nd day of March, 2000.



                              CORN PRODUCTS INTERNATIONAL, INC.
                              RETIREMENT SAVINGS PLAN


                              By:  /s/ John Surowiec
                                  -------------------------------------
                                       Name:   John Surowiec
                                       Title:  Plan Administrator


         The Corn Products International, Inc. Retirement Savings Plan for Hourly Employees. Pursuant to the requirement of the Securities Act of 1933, as amended, the Plan administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford Park, State of Illinois, on this 22nd day of March, 2000.


                              CORN PRODUCTS INTERNATIONAL, INC.
                              RETIREMENT SAVINGS PLAN FOR HOURLY EMPLOYEES


                              By:  /s/ John Surowiec
                                  -------------------------------------
                                       Name:   John Surowiec
                                       Title:  Plan Administrator

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION OF EXHIBIT

  4(a) Certificate of Incorporation of the Company, as amended (incorporated by reference to the Company's Registration Statement on Form 10, as amended (File No. 1-13397)).

  4(b) Amended By-laws of the Company (incorporated by reference to the Company's Registration Statement on Form 10, as amended (File No. 1-13397)).

  4(c) Rights Agreement, dated as of November 19, 1997, between the Company and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to the Company's Registration Statement on Form 8-A (File No. 1-13397)).

  4(d) Corn Products International, Inc. Retirement Savings Plan (incorporated by reference to the Company's Registration Statement on Form S-8 filed with the Commission on December 30, 1997 (File No. 333-43479)).

  4(e) Amendments to Corn Products International, Inc. Retirement Savings Plan (incorporated by reference to the Company's Registration Statement on Form S-8 filed with the Commission on February 1, 1999 (File No. 333-71573)).

  4(f) Corn Products International, Inc. Retirement Savings Plan for Hourly Employees (incorporated by reference to the Company's Registration Statement on Form S-8 filed with the Commission on February 1, 1999 (File No. 333-71573)).

*23(a)       Consent of KPMG LLP.

*24          Powers of Attorney contained on signature page hereto.

------------------------

*Filed herewith